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                                                                    Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND STATE SECURITIES LAW OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                       WARRANT TO PURCHASE PREFERRED STOCK

Corporation: Kanbay International, Inc., a Delaware corporation
Number of Preferred Shares: 33,605
Class of Stock: Series A-1 Convertible Preferred
Initial Exercise Price: $ 8.75 per Share
Issue Date: September 14, 2000
Expiration Date: the earlier of April 18, 2007 or upon the closing of a registered public offering of the Preferred Shares

     THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, The Co-Investment 2000 Fund, L.P. ("Holder") is entitled to purchase the number of fully paid and nonassessable Shares of Series A-1 Convertible Preferred Stock (the "Preferred Shares") of Kanbay International, Inc., a Delaware corporation (the "Corporation"), at the initial exercise price per share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

                                    ARTICLE 1

                                    EXERCISE

          1.1 NOTICE OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Corporation. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Corporation a check for the aggregate Warrant Price for the Preferred Shares being purchased. Upon exercise of this Warrant, Holder shall agree to become party to the Corporation's stockholders' agreement, as it may be amended from time to time (the "Stockholders' Agreement"), and shall execute such other documents that the Corporation may reasonably require for Holder to become a stockholder of the Corporation, be bound by the terms and conditions of the Stockholders' Agreement or any successor agreement governing the rights and obligations of holders of preferred equity regarding the restrictions on the transfer of securities of a successor corporation.

          1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Preferred Shares determined by dividing (a) the aggregate fair market value of the Preferred Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Preferred Shares by (b) the fair market value of one Preferred Share. The fair market value of the Preferred Shares shall be determined pursuant to Section 1.3.

          1.3 FAIR MARKET VALUE. If the Preferred Shares are traded in a public market, the fair market value of the Preferred Shares shall be the closing price of the Preferred Shares (or the closing price of the Corporation's securities into which the Preferred Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Corporation. If the Preferred Shares are not traded in a public market, the Board of Directors of the Corporation shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Corporation and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment

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banking firm is more than five percent (5%) greater than that determined by the
Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Corporation. In all other circumstances, such fees and expenses shall be paid by Holder.

          1.4 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Corporation shall deliver to Holder certificates for the Preferred Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Preferred Shares not so acquired.

          1.5 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Corporation or, in the case of mutilation, on surrender and cancellation of this Warrant, the Corporation at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.6  ASSUMPTION UPON SALE, MERGER, OR CONSOLIDATION OF THE
CORPORATION.

               1.6.1. "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Corporation, or any reorganization, consolidation, or merger of the Corporation where the holders of the Corporation's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

               1.6.2. ASSUMPTION OF WARRANT. Upon the closing of any Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Preferred Shares issuable upon exercise of the unexercised portion of this Warrant as if such Preferred Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

          1.7 RIGHTS OF HOLDER. Holder shall not be entitled to vote on any and all matters for which a holder of Preferred Shares or any other security of the Corporation is entitled to vote. Further, Holder is not entitled to any other rights as a stockholder in the Corporation by reason of this Warrant, either in law or at equity.

                                    ARTICLE 2

                       ADJUSTMENTS TO THE PREFERRED SHARES

          2.1 DISTRIBUTION OF SHARES, SPLITS, ETC. If the Corporation declares or pays a dividend on its common stock (or the Preferred Shares if the Preferred Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the Preferred Shares are securities other than common stock, subdivides the Preferred Shares in a transaction that increases the amount of common stock into which the Preferred Shares are convertible, then upon exercise of this Warrant, for each Preferred Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Preferred Shares of record as of the date the dividend or subdivision occurred, and the Warrant Price shall be adjusted accordingly.

          2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the type, number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Preferred Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Corporation of the same class or series as the Preferred Shares to common stock

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pursuant to the terms of the Corporation's Certificate of Incorporation and stockholders' Agreement upon the closing of a registered public offering of the Corporation's common stock. The Corporation or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Preferred Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of Shares, the Warrant Price shall be proportionately increased and the number of Preferred Shares subject to this Warrant shall be proportionately decreased.

          2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. The Warrant Price and the number of Shares issuable upon exercise of this Warrant or the number of common shares issuable upon conversion of the Preferred Shares, shall be subject to adjustment, from time to time in the manner set forth in the Corporation's Certificate of Incorporation. The provisions set forth for the Preferred Shares in the Corporation's Certificate of Incorporation relating to the above in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modifications or waiver affects Holder in the same manner as they affect all other shareholders of the Preferred Shares.

          2.5 NO IMPAIRMENT. The Corporation shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Corporation, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Corporation takes any action affecting the Preferred Shares or its common shares other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted and the number of Preferred Shares issuable upon exercise of this Warrant shall be adjusted in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

          2.6 FRACTIONAL PREFERRED SHARES. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of Preferred Shares to be issued shall be rounded down to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Corporation shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Preferred Share.

          2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Corporation at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Corporation shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

                                    ARTICLE 3

                  REPRESENTATIONS AND COVENANTS OF THE COMPANY

          3.1 REPRESENTATIONS AND WARRANTIES. The Corporation hereby represents and warrants to the Holder as follows:

               (a) All Preferred Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Preferred Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens

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and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

               (b) The Capitalization Table attached to this Warrant is true and complete as of the Issue Date.

          3.2  NOTICE OF CERTAIN EVENTS. If the Corporation proposes at any time
(a) to declare any dividend or distribution upon its common shares, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of any class or series or other rights; (c) to effect any reclassification or recapitalization of common shares;
(d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Corporation shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 20 days' prior written notice of the date when the same will take place (and specifying the date on which the holders of common shares will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights. This Section shall not apply to the Conversion.

          3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Preferred Shares, the Corporation shall deliver to the Holder
(a) promptly after mailing, copies of all notices or other written communications to the stockholders of the Corporation, (b) within ninety (90) days after the end of each fiscal year of the Corporation, the annual audited financial statements of the Corporation certified by independent public accountants of recognized standing and (c) such other financial statements required under and in accordance with any loan documents between Holder and the Corporation (or if there are no such requirements or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Corporation's quarterly, unaudited financial statements.

          3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Corporation agrees that the Shares or, if the Shares are convertible into common shares of the Corporation, such common shares, shall be subject to the registration rights set forth on Exhibit A (which Exhibit A is hereby incorporated herein and made a part of this Warrant).

                                    ARTICLE 4

                                  MISCELLANEOUS

          4.1 TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

          4.2 LEGENDS. This Warrant and the Preferred Shares (and the securities issuable, directly or indirectly, upon conversion of the Preferred Shares, if any) shall be imprinted with a legend in substantially the following form:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO RULE 144 OR AN OPINION OF

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          COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT
          SUCH REGISTRATION IS NOT REQUIRED.

          4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Preferred Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Preferred Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, as reasonably requested by the Corporation). The Corporation shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Corporation is provided with a copy of Holder's notice of proposed sale.

          4.4 TRANSFER PROCEDURE. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Preferred Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Preferred Shares, if any) at any time to any affiliate of Holder, or, to any other transferee by giving the Corporation notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Corporation for reissuance to the transferee(s) (and Holder if applicable). Unless the Corporation is filing financial information with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the Corporation shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Corporation.

          4.5 NOTICES. All notices and other communications from the Corporation to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail at such address as may have been furnished to the Corporation or the Holder, as the case may be, in writing by the Corporation or such holder from time to time. All notices to be provided under this Warrant shall be sent to the following address:

          The Co-Investment 2000 Fund, L.P.
          Five Radnor Corporate Center, Suite 555
          100 Matsonford Road
          Radnor, PA 19087

          4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to its principles regarding conflicts of law.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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[Warrant Signature Page]
                                   "CORPORATION"


                                   KANBAY INTERNATIONAL, INC.


                                   By:    /s/ Authorized Party
                                          ------------------------------------

                                   Name:  AUTHORIZED PARTY
                                          ------------------------------------
                                          (Print)

                                   Title: AUTHORIZED PARTY
                                          ------------------------------------

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                                   APPENDIX 1


                               NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase ______ shares of the Class A-1 Convertible Preferred Stock (the "Preferred Shares") of Kanbay International, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such in full.

     1. The undersigned hereby elects to convert the attached Warrant into Preferred Shares in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Preferred Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said Preferred Shares in the name of the undersigned or in such other name as is specified below:

                    --------------------   --------------------
                           (Name)


                    -------------------------------------------

                    -------------------------------------------
                           (Address)

     3. The undersigned represents it is acquiring the Preferred Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                   The Co-Investment 2000 Fund, L.P.

                                   By:
                                       -------------------------------------
                                          (Signature)

                                   Name:
                                        ------------------------------------
                                   Title:
                                         -----------------------------------
--------------------
       (Date)

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                                    EXHIBIT A
                                       TO
                      WARRANT TO PURCHASE PREFERRED SHARES

                               REGISTRATION RIGHTS

     The shares of common stock issuable upon conversion of the Preferred Shares shall be deemed "registrable securities" or otherwise entitled to "piggy back" registration rights in accordance with the terms of that certain Amended and Restated Registration Rights Agreement by and among the Corporation, MSIT Holdings, Inc., a Delaware corporation, Safeguard 98 Capital, L.P., a Delaware limited partnership, Household Investment Funding, Inc., and certain other holders of the Corporation's stock, dated as of September 14, 2000 (the "Registration Rights Agreement") as if Holder was a party thereto and all such provisions thereof with respect to such registrable securities and registration rights were for Holder's benefit (which Registration Rights Agreement is hereby incorporated herein and made a part of this Warrant).

     The Corporation agrees that no amendments will be made to the Registration Rights Agreement which would have an adverse impact on Holder's registration rights thereunder without the consent of Holder.

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                                    EXHIBIT B
                                       TO
                      WARRANT TO PURCHASE PREFERRED SHARES

                              CAPITALIZATION TABLE

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